Camber Energy, Inc. 8-K

Exhibit 10.11

FIRST AMENDMENT TO LETTER AGREEMENT

This First Amendment to Letter Agreement (this “Agreement”), dated August 31, 2020 and effective as of the Effective Time (as defined below)(the “Effective Date”), amends that certain letter agreement dated December 1, 20171 (the “Letter Agreement”), entered into by and between Camber Energy, Inc. (the “Company”) and BlackBriar Advisors LLC (“Consultant”). Certain capitalized terms used below but not otherwise defined shall have the meanings given to such terms in the Letter Agreement.

WHEREAS, the Company and Consultant desire to amend the Letter Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the parties hereby acknowledge and confirm the receipt and sufficiency thereof, the parties hereto agree as follows:

1.           Amendment to Letter Agreement. Effective as of the Effective Date, the Letter Agreement shall be amended to provide that the term thereof expires three months from the Effective Time, as such term is defined in that certain Amended and Restated Agreement and Plan of Merger by and between the Company and Viking Energy Group, Inc. dated August 31, 2020 (as such agreement may be amended, revised, modified or restated from time to time, the “Merger Agreement” and the “Modified Term”), and that during such Modified Term (as provided for hereby), the Consultant shall receive, compensation under the Letter Agreement of $30,000 (instead of the $40,000 provided for thereunder), plus the reimbursement of reasonable customary and necessary expenses including travel and related costs. In connection with the amendment above, the rights of the Company to terminate the Letter Agreement prior to the end of the Modified Term shall be deemed deleted from the Letter Agreement and of no force or effect. It is also agreed that instead of Consultant providing services as the CFO of the Company under the Letter Agreement the Consultant shall provide services as a non-executive officer of the Company during the Modified Term and subsequent to the Effective Time.

2.           Effect of Agreement; Letter Agreement to Continue in Full Force and Effect. Upon the effectiveness of this Agreement, each reference in the Letter Agreement to “Letter Agreement”, “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Letter Agreement as modified or amended hereby. Except as specifically modified or amended herein, the Letter Agreement and the terms and conditions thereof shall remain in full force and effect.

3.           Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the parties, whether written, oral or otherwise. This Agreement shall be read in connection with the Letter Agreement (as amended hereby).

1 https://www.sec.gov/Archives/edgar/data/1309082/000158069519000263/ex10-41.htm

First Amendment to Letter Agreement

4.           Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

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First Amendment to Letter Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written to be effective as of the Effective Date.

Company:	Consultant:

Camber Energy, Inc.	BlackBriar Advisors LLC

By:	/s/ Louis G. Schott	By:	/s/ Robert Schleizer

Printed Name:	Louis G. Schott	Printed Name:	Robert Schleizer

Its:	Interim CEO	Its:	Managing Partner

First Amendment to Letter Agreement